UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2018

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Clovis Oncology, Inc. (the “Company”) was held on June 7, 2018. At the Annual Meeting, the shareholders of the Company voted on the following five proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors (the “Board”).

	For	Withheld	Broker Non-Votes
Patrick J. Mahaffy	37,043,756	2,842,599	6,473,313
M. James Barrett	37,143,684	2,742,671	6,473,313
Thorlef Spickschen	37,452,121	2,434,234	6,473,313

Proposal Two

Proposal two was to approve and ratify the Company’s Non-Employee Director Compensation Policy, as described in the proxy materials. This proposal was not approved.

For	Against	Abstained	Broker Non-Votes
16,942,947	22,928,795	14,613	6,473,313

Proposal Three

Proposal three was to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
27,735,821	12,137,263	13,271	6,473,313

Proposal Four

Proposal four was to hold an advisory vote on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. “One Year” was approved.

Three Years	Two Years	One Year	Abstained
201,535	26,693	39,590,735	67,392

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

Proposal Five

Proposal five was to ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal year 2018, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
46,039,791	207,251	112,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 7, 2018	By:	/s/ Patrick J. Mahaffy
	Name:	Patrick J. Mahaffy
	Title:	President and Chief Executive Officer